APA OPTICS, INC.
                       2950 N.E. 84th Lane
                     Blaine, Minnesota 55449

                         PROXY STATEMENT


    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 19, 1998


             SOLICITATION AND REVOCATION OF PROXIES

      The accompanying Proxy is solicited by the Board of Directors of APA Optics, Inc. (the "Company") in connection with the 1998 Annual Meeting of the Shareholders of the Company, to be held on August 19, 1998, at 3:30 p.m. Minneapolis time, at the Sheraton Minneapolis Metrodome, 1300 Industrial Boulevard, Minneapolis, Minnesota 55431 and any adjournments thereof. This Proxy Statement is first being mailed to shareholders on or about July 21, 1998.

      A person giving the enclosed Proxy has the power to revoke it at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received at the offices of the Company, addressed to the attention of Anil K. Jain, on or before August 18, 1998. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting hall.

      Unless revoked in the manner set forth above, all properly executed Proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR all nominees for director as listed herein. If any other matters properly come before the Annual
Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the Proxy will vote the same in accordance with their discretion. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but officers, directors, and other employees of the Company may also solicit proxies by telephone, telegraph, or personal calls. No extra compensation will be paid by the Company for such solicitation. The Company may reimburse brokers, banks, and other nominees holding shares for others for the cost of forwarding proxy materials to, and obtaining proxies from, their principals.
                          VOTING RIGHTS

     Only shareholders of record at the close of business on June 26, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, there were issued and outstanding 8,512,274 shares of Common Stock of the Company, the only class of securities of the Company entitled to vote at the meeting. Each shareholder of record is entitled to one vote for each share registered in the shareholder's name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

                    OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of June 26, 1998, with respect to the stock ownership of all persons known by the Company to be beneficial owners of more than five percent of its outstanding shares of Common Stock, each director, the Named Executive Officers, and all directors and executive officers of the Company as a group:

  Name and Address of    Number of Shares     Percent of
     Beneficial Owner      Beneficially       Outstanding
                              Owned             Shares

Anil K. Jain             1,664,002(l)            19.5%
2950 N.E. 84th Lane
Blaine, Minnesota
55449
Kenneth A. Olsen         839,332(2)              9.9%
2950 N.E. 84th Lane
Blaine, Minnesota
55449
Herman Lee                 776,000               9.1%
Route 1, Box 55
Borup, Minnesota 56519
Lincoln Hudson            25,500(3)                *
Gregory J. Von Wald        5,000(4)                *
All directors and
executive officers
 as a group (5           2,533,834(l)(           29.7%
persons)                 2(3)(4)


*  Less than 1%.
(1)Includes 5,250 shares held by Dr. Jain as custodian for minor relatives. Dr. Jain disclaims beneficial ownership of such shares.
(2)Includes 19,332 shares held in trusts for Anil K. Jain's children, of which Mr. Olsen serves as trustee. Mr. Olsen disclaims beneficial ownership of such shares.
(3) Includes 10,000 shares Mr. Hudson may acquire upon exercise of currently exercisable options and options that become exercisable within sixty days of the record date.
(4) Includes 5,000 shares Mr. Von Wald may acquire upon exercise of options that become exercisable within sixty days of the record date.

                           ITEM NO. 1

                      ELECTION OF DIRECTORS

      Management has nominated the individuals listed below for election as directors, each to serve until the next Annual
Meeting of the Shareholders and until his successor is elected and qualified or until his earlier resignation or removal.

      Unless instructed not to vote for the election of directors or not to vote for any specific nominee, the proxies will vote to elect the listed nominees. If any of the nominees are not candidates for election at the meeting, which is not currently anticipated, the proxies may vote for such other persons as they, in their discretion, may determine.

      The following information is provided with respect to the nominees for directors:

     Name                      Age               Director Since

     Anil K. Jain              52                    1979
     Kenneth A. Olsen          54                    1980
     Lincoln Hudson            74                    1988
     Gregory J. Von Wald       48                    1997

     Anil K. Jain has been president and treasurer of the Company since 1979, Chairman of the Board since 1987, and chief executive officer since 1988. Dr. Jain is a past director and former chairman of Minnesota Project Innovation, Inc., a nonprofit corporation.

      Kenneth A. Olsen has been secretary of the Company since 1983 and vice president since 1992. Mr. Olsen manages the
Company's optics fabrication operations. Prior to joining the Company in 1979, Mr. Olsen had been employed at 3M since 1966.

      Lincoln Hudson currently provides management consultant services. He served as a consultant to the Company for planning, engineering, and marketing from 1987 to 1992. Prior to his retirement in 1987, Mr. Hudson had served in several management positions for various divisions of Honeywell, Inc., Minneapolis, Minnesota.

      Gregory J. Von Wald has been General Manager of Tel Serv Telecommunications, Inc., Aberdeen, South Dakota, a firm providing telecommunications equipment and related services, since 1992. He is serving on the Board as a representative of the Aberdeen Development Council, one of the funding sources for the Company's Aberdeen, South Dakota, manufacturing facility. Mr. Von Wald retired from the U.S. Marine Corps in 1991 as a Lieutenant Colonel.

      Board  Meetings.  The Board of Directors held four meetings during  fiscal 1998, all of which were attended by all  directors
then  serving.   The directors also acted once by  a  consent  in
writing without a meeting.

      Committees.  The members of the audit committee are Gregory
J. Von Wald (chairman), Lincoln Hudson, and Anil K. Jain. The committee is responsible for meeting with the Company's independent public accountants to discuss the annual audit and related accounting and financial matters. The committee, appointed in February 1998, held no meetings in fiscal 1998. The compensation committee, which consists of Messrs. Hudson, Von Wald and Olsen, met two times during fiscal 1998 to consider the compensation of the executive officers.

     Compensation of Directors. Each of the directors who is not also an employee of the Company is paid a quarterly director's fee of $500 and reasonable expenses for attending Board meetings. The Company paid a total of $2,800 in directors' fees for services rendered during fiscal 1998.

      Under the terms of the Company's Stock Option Plan for Nonemployee Directors, each director who is not otherwise an employee of the Company receives annually on the first business day following the annual shareholders' meeting or, if earlier, on September 1, an option to purchase 5,000 shares of Common Stock. The exercise price for such option is based on the fair market value of the stock on the date of grant. Each option becomes exercisable on the earlier of the date of the next annual shareholders' meeting or one year from the date of grant and is exercisable for a period of four years thereafter. During fiscal 1998, two options to purchase 5,000 shares at $5.725 per share were awarded pursuant to the plan. During fiscal 1998, one director exercised options to purchase 6,000 shares, realizing aggregate net value (market value less exercise price) of approximately $18,219.


                     EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer, the only executive officer whose total annual compensation in fiscal 1998 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officer").

Name and              Fiscal  Annual Compensat     All Other
                                    ion
Principal Positions    Year   Salary   Bonus(1    Compensation
                                          )
Anil K. Jain           1998           $131,190
                              $9,204            -0-
     President   and   1997   124,926
Chief                         1,445             -0-
  Executive Officer    1996   120,464                $39,965


     (1)  Bonus paid for services in prior fiscal year.

      Stock Options. No options were granted to or exercised by the Named Executive Officer in fiscal 1998, and no options were outstanding at the close of fiscal 1998.

     Change Of Control Arrangement. The Company has entered into agreements with Anil K. Jain providing for certain benefits in the event of a change in control of the Company. An agreement regarding employment/compensation provides that if, following a change in control (as defined in the agreement), Dr. Jain's employment is terminated within 36 months other than for "cause" (as defined) or as a result of his retirement, disability, or death, or Dr. Jain terminates his employment for "good reason" (as defined) he is to receive a lump sum payment equal to two and one-half times his annualized includable compensation for the base period (as defined in Section 280G(d) of the Internal
Revenue Code of 1986, as amended). "Good reason" includes certain changes in Dr. Jain's duties, responsibilities, status, salary, benefits, and other similar terms of his employment made without his consent. A "change in control" for purposes of the agreement includes a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company, approval by the shareholders of any plan or proposal for liquidation or dissolution of the Company, the acquisition by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 30% or more of the Company's outstanding common stock, or a change in the board of directors of the Company occurs such that during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority thereof (with certain exceptions).

      In addition, the Company has entered into an agreement with Dr. Jain providing that upon the occurrence of a change in control, in conjunction with a change in Dr. Jain's current position, other than by voluntary resignation, Dr. Jain will have the option to request the Company to purchase from him a number of shares equal to up to 4% of the shares of common stock outstanding immediately prior to the change in control at a price per share equal to highest per share price paid in connection with the change in control event or the highest price paid in the public market within the twelve months preceding Dr. Jain's exercise of the option. This option is effective for a period of twelve months after the change in control.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Sublease for Company Facility. Effective December 1, 1984, the Company entered into a sublease for its office and manufacturing space with Jain-Olsen Properties, a partnership consisting of Anil K. Jain and Kenneth A. Olsen, who are officers, directors, and principal shareholders of the Company. The sublease expired in fiscal 1995, and the Company exercised the option to extend the sublease for an additional five years. Certain terms of this lease are set forth in Note 9 of Notes to Financial Statements included in the 1998 Annual Report, which is being distributed with this Proxy Statement. The Company made lease payments of $118,000 to Jain-Olsen Properties during each of fiscal 1998 and 1997 and is obligated to make payments in fiscal 1999 of $116,000. The Company believes the lease terms to be at least as favorable to the Company as could have been received from an unrelated third party.

      Key Man Insurance. The Company maintains key man insurance in the amount of $2,000,000 on the life of Anil K. Jain and in the amount of $500,000 on the life of Kenneth A. Olsen, both of whom are directors and officers of the Company. Up to $500,000 of the proceeds of each policy is intended to be used to purchase shares of the Company's Common Stock owned by the insured at the request of the personal representative of the insured's estate. The per share price for the repurchase of the Company's Common Stock will be the fair market value of the Common Stock, based on the average of the bid and ask prices as of the date of the event triggering the repurchase.

      Split Dollar Insurance. In November 1989, the Company adopted a split dollar life insurance plan (the "1989 Plan") for the benefit of its president, Anil K. Jain. Under the terms of the 1989 Plan the Company pays the annual premiums on a $5 million insurance policy (the "Policy") on the lives of Dr. Jain and his spouse. The Policy is a whole life, joint and survivor policy, on which all premiums are paid by the Company and income is imputed to Dr. Jain in an amount equal to the term rate for his insurance as established by the insurer.

     The Policy is owned by the Jain Children's Irrevocable Trust dated November 28, 1989 (the "Trust"). The 1989 Plan is designed so that the Company will recover all premium payments and advances made by it on account of the Policy held by the Trust. The Company's interest in the premium payments and advances made with respect to the Policy is secured by a collateral assignment of the Policy. Upon the death of the last to die of Dr. Jain and his spouse, the Company will be reimbursed from the insurance proceeds paid to the Trust in an amount equal to the total premiums and advances made by the Company with respect to the
Policy. In the event the trustee of the Trust surrenders the Policy for its cash surrender value at some date in the future, the Company will be reimbursed for the premiums it has paid on the Policy.

    SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and any written representations that no Forms 5 were required, the Company believes that all reports required to be filed by its officers, directors, and greater than 10% beneficial shareholders under
Section 16(a) of the Exchange Act were timely filed, except that a Form 3 report of initial ownership of Gregory Von Wald, a director, was filed late.

                          MISCELLANEOUS

      The Board of Directors is not aware that any matter, other than those described in the Notice, will be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, it is the intention of the persons named in the Proxy to vote the proxied shares in accordance with their best judgment on such matters.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP, independent auditors, audited the financial statements of the Company for the fiscal year ended March 31, 1998. The Company anticipates that Ernst & Young LLP will be retained as the Company's independent auditors for fiscal 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and would be available to respond to appropriate questions.

          SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      All shareholder proposals intended to be presented at the 1999 Annual Shareholders' Meeting must be received by the Company at its offices on or before March 23, 1999.

                     ADDITIONAL INFORMATION

      A copy of the Company's Report to Shareholders for the fiscal year ended March 31, 1998, accompanies this Notice of Annual Meeting and Proxy Statement.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED MARCH 31, 1998, TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY AS OF JUNE 26, 1998, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT. SUCH REQUESTS SHOULD BE SENT TO:

                        APA OPTICS, INC.
                      Attention: Secretary
                       2950 N.E. 84th Lane
                     Blaine, Minnesota 55449

                                  By   Order  of  the  Board   of
                                  Directors



                                  Kenneth A. Olsen
                                  Secretary
July 21, 1998
                        APA OPTICS, INC.
                              PROXY
        ANNUAL MEETING OF SHAREHOLDERS - AUGUST 19, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anil K. Jain and Kenneth A. Olsen, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of APA Optics, Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders to be held at Sheraton Minneapolis Metrodome, 1300 Industrial Boulevard, Minneapolis, Minnesota 55431, August 19, 1998, at 3:30 p.m., Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

     1.   ELECTION OF DIRECTORS:

          FOR all nominees listed  WITHHOLD AUTHORITY to vote for
            below  (except  as  marked  to                    all
nominees listed below
          the contrary below)

           Anil  K.  Jain, Kenneth A. Olsen, Lincoln  Hudson  and
Gregory J. Von Wald

        (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)


___________________________________________________________

     2. Upon such other matters as may properly come before the meeting.

The  power to vote granted by this Proxy may be exercised by Anil
K. Jain and Kenneth A. Olsen, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS. It is urgent that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

                                  Dated         and        Signed
                                  ________________, 1998



                                  ______________________________
                                  _______
                                  Signature of Shareholder(s)


                                  ______________________________
                                  _______
                                  Signature of Shareholder(s)



    Please  sign as your name(s) appears above.  When signing  as
    attorney,   executor,   administrator,   trustee,   guardian,
    authorized  officer  of  a  corporation,  or  partner  of   a
    partnership, please give your title as such.



            PLEASE DO NOT FORGET TO DATE THIS PROXY.

                        APA OPTICS, INC.
                       2950 N.E. 84th Lane
                     Blaine, Minnesota 55449


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

     Please take notice that the 1998 Annual Meeting of the Shareholders of APA Optics, Inc., a Minnesota corporation (the "Company"), will be held at the Sheraton Minneapolis Metrodome, 1300 Industrial Boulevard, Minneapolis, Minnesota 55431, on August 19, 1998, at 3:30 p.m., Central Daylight Time, to consider and vote upon the following matters:

    1.   Election of four directors of the Company.

    2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on June 26, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     Shareholders who do not expect to be present personally at the Annual Meeting are urged to complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope. The Board of Directors of the Company sincerely hopes, however, that all shareholders who can attend the Annual Meeting will do so.

     It is important that your shares be represented and voted at the Annual Meeting. You should, therefore, return your Proxy at your earliest convenience.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Kenneth A. Olsen
                              Secretary

July 21, 1998